Exhibit 1

FIRST AMENDMENT TO
STOCK CONTRIBUTION AGREEMENT

This FIRST AMENDMENT TO STOCK CONTRIBUTION AGREEMENT (this “Amendment”), is made as of April 4, 2003, by and among the stockholders listed on signature pages hereof (the “Contributing Stockholders”), Acorn Merger Corporation, a Delaware corporation (the “Company”) and Porter, Wright, Morris & Arthur LLP (as Escrow Agent).

RECITALS

WHEREAS, the Contributing Stockholders, the Company and the Escrow Agent were parties to that certain Stock Contribution Agreement dated as of February 21, 2003 (the “Agreement”; terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement);

WHEREAS, pursuant to the Agreement each of the Contributing Stockholders agreed to contribute all of the shares of the outstanding common stock, par value $0.01 (“Acorn Stock”), of Acorn Products, Inc. (“Acorn”) owned by such Contributing Stockholder (the “Contributed Shares”);

WHEREAS, Trust Company of the West (“TCW”) desires to refrain from contributing the shares of Acorn common stock held by TCW Special Credits Fund III; and

WHEREAS, each of the Contributing Stockholders desires to authorize Acorn to consummate a reverse stock split and to amend the certificate of incorporation of Acorn (“Acorn Certificate”) immediately after the consummation of the Merger.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and supplement the Agreement as follows:

Section 1.                  AMENDMENT TO ARTICLE 1

a)              The following Sections are hereby added to Article 1 of the Agreement:

“1.5  Reverse Stock Split.  Each of the Contributing Stockholders hereby consents to the consummation of a reverse stock split by Acorn immediately following the effectiveness of the Merger pursuant to which every forty (40) shares of Acorn Stock outstanding shall be converted into and constitute one (1) fully paid and nonassessable share of Acorn Stock.

1.6  Amendment to Certificate.  Each of the Contributing Stockholders hereby consents to an amendment of the Acorn Certificate immediately following the consummation of the Merger to decrease the number of authorized shares of Acorn Stock from 20,000,000 to 500,000.”

Section 2.                  AMENDMENT OF EXHIBIT A

a)              Exhibit A of the Agreement is amended to reflect the contribution of fewer Contributed Shares by TCW by deleting such Exhibit A in its entirety and substituting the following in its place:

EXHIBIT A

OWNERSHIP OF CONTRIBUTED SHARES

Contributing Stockholder	Contributed Shares	Company Shares
OCM Principal Opportunities Fund, L.P.	1,890,441	1,890,441
Trust Company of the West	2,412,370	2,412,370
CapitalSource Holdings LLC	213,354	213,354
A. Corydon Meyer	2,150	2,150
John G. Jacob	21,500	21,500	*
Gary W. Zimmerman	20,000	20,000	*
Carol B. LaScala	8,000	8,000	*

Total	4,567,815	4,567,815

* Subject to Restrictions

Section 3.                  MISCELLANEOUS

a)              Reference to and Effect on the Agreement.

i)                 Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Agreement, and each reference in any other document (“Other Documents”) to the “Agreement”, “thereunder”, “thereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

ii)              Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is ratified and confirmed.

iii)           The execution, delivery and performance of this Amendment shall not, except as expressly provided in this Amendment, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any party to the Agreement or any of the Other Documents.

b)             Headings.  Section and subsection headings in this Amendment are included in this Amendment for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

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c)              GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE.

d)             Counterparts.  This Amendment may be executed in any number of counterparts and when so executed, all of such counterparts shall constitute a single instrument binding upon all parties notwithstanding the fact that all parties are not signatory to the original or to the same counterpart.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has approved and executed this First Amendment to Stock Contribution Agreement as of the date first above written.

TRUST COMPANY OF THE WEST

By:	/s/ Kenneth Liang
	Name:	Kenneth Liang
	Title:	Authorized Signatory

By:	/s/ Richard Masson
	Name:	Richard Masson
	Title:	Authorized Signatory

Address for Notices: The TCW Group, Inc. 865 South Figueroa Street, Suite 1800 Los Angeles, CA 90017 Attention: General Counsel Telephone: (213) 244-0000

OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

By:	Oaktree Capital Management, LLC, Its
General Partner

By:	/s/ Vincent J. Cebula
Name:	Vincent J. Cebula
Title:	Managing Director

By:	/s/ Stephen A. Kaplan
Name:	Stephen A. Kaplan
Title:	Principal

Address for Notices: Oaktree Capital Management, LLC 333 South Grand Avenue, 28th floor Los Angeles, CA 90071
Attention:	General Counsel
Telephone:	(213) 830-6300
Facsimile:	(213) 830-8522

CAPITALSOURCE HOLDINGS LLC

By:	/s/ Joseph Turitz
Name:	Joseph Turitz
Title:	Associate General Counsel

Address for Notices: 4445 Willard Avenue, 12th Floor Chevy Chase, Maryland 20815 Attention: Corporate Finance Group, Portfolio Manager
Telephone:	(301) 841-2700
Facsimile:	(301) 841-2360

Individual Stockholders:

/s/ A. Corydon Meyer
A. Corydon Meyer

/s/ John G. Jacob
John G. Jacob

/s/ Gary W. Zimmerman
Gary W. Zimmerman

/s/ Carol B. LaScala
Carol B. LaScala

Address for Notices to Individual Stockholders: 390 W. Nationwide Blvd. Columbus, Ohio 43215
Telephone: Facsimile:	(614) 222-4400 (614) 222-4437

ACORN MERGER CORPORATION

By:	/s/ Vincent J. Cebula
	Name:	Vincent J. Cebula
	Title:	Chairman and President

Acknowledged and Agreed to as Escrow Agent Only:

PORTER, WRIGHT, MORRIS AND ARTHUR LLP

By:	/s/ Robert J. Tannous
	Name:	Robert J. Tannous
	Title:	Partner